UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 4, 2004



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                  1-143           38-0572515
            -----------------                  -----           ----------
        (State or other jurisdiction of     (Commission     (I.R.S. Employer
        Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit,                           48265-3000
      Michigan                                                   (Zip Code)
      --------
      (Address of Principal Executive
      Offices)



          Registrant's telephone number, including area code (313) 556-5000
                                                             --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d).  ELECTION OF DIRECTOR


(1) The Board of Directors of General Motors Corporation (GM) elected Ellen J. Kullman as a director on October 4, 2004.

(2) There is no arrangement or understanding between Ms. Kullman and any other person pursuant to which she was selected as a director.

(3) It has not been determined what committees of the Board Ms. Kullman will join.

      On December 7, the GM Board of Directors elected Ms. Kullman a member of the Investment Funds Committee and Public Policy Committee, effective January 1, 2005. Her committee assignments were not determined at the time of her election on October 4, 2004.

(4) There are and have been no transactions, either since the beginning of GM's last fiscal year or currently proposed, to which GM or any of its subsidiaries is a party, in which the amount involved exceeds $60,000, and in which Ms. Kullman had or has a direct or indirect material interest.


On October 5, 2004, General Motors Corporation (GM) announced in a press release the election of Ellen J. Kullman to the GM Board of Directors. The press release issued is as follows:

Ellen Kullman Elected to GM Board of Directors

DETROIT - General Motors Corp. Chairman and Chief Executive Officer Rick Wagoner today announced the election of Ellen J. Kullman to the GM Board of Directors effective immediately. Kullman's election increases the membership of the GM board to 12, of whom 11 are independent, outside directors.

Kullman, 48, group vice president safety and protection at DuPont, has extensive background and expertise in general management, engineering and marketing, and oversees the business units that are responsible for providing DuPont customers throughout the world with innovative safety, protection and security solutions.

"Ellen brings to the GM board a depth and breadth of business acumen and experiences developed through her wide array of leadership responsibilities across various DuPont business units," Wagoner said.

George Fisher, chair of the board's Directors and Corporate Governance Committee, said, "On behalf of the GM Board, we are pleased to have Ellen join our board and we look forward to working with her."

Kullman, one of the top-ranking executives at DuPont, has held a variety of leadership positions during her 16-year career at DuPont and is currently head of one of the fastest growing segments of the company. She had previously held business development and marketing positions at General Electric.

Kullman holds a Bachelor of Science degree in mechanical engineering from Tufts University and a MBA from Northwestern University. The winner of the prestigious 2004 Aiming High Award and a member of the Committee of 200, she currently serves on the Board of Overseers at Tufts University School of Engineering and the Board of Directors at the National Safety Council.

General Motors Corp. (NYSE: GM), the world's largest vehicle manufacturer, employs about 325,000 people globally. Founded in 1908, GM has been the global automotive sales leader since 1931. GM today has manufacturing operations in 32 countries and its vehicles are sold in 192 countries. In 2003, GM sold nearly
8.6 million cars and trucks, about 15 percent of the global vehicle market. GM's global headquarters are at the GM Renaissance Center in Detroit. More information on GM and its products can be found on the company's corporate website at www.gm.com.

                                            ###
A photo is available on http://media.gm.com
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





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                               (Registrant)

Date:  December 8, 2004              By:  /s/PETER R. BIBLE
                                    ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)